Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 86 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Japan Fund and Fidelity Advisor Korea Fund of our reports dated December 15, 2006, and Fidelity Advisor Diversified International Fund, Fidelity Advisor Global Capital Appreciation Fund, Fidelity Advisor Latin America Fund, Fidelity Advisor Overseas Fund and Fidelity Advisor Value Leaders Fund of our reports dated December 21, 2006 on the financial statements and financial highlights included in the October 31, 2006 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 27, 2006